Exhibit 23.1


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated February 23, 2001, included in the company's 2000 Annual Report to Stockholders and incorporated by reference in this Form 10-K and on page 32 of this Form 10-K, into the company's previously filed Registration Statements on Form S-8 File Nos. 33-24274, 33-50949, 333-05999, 333-28235, 333-39222,
333-41000,  333-41006,  333-41008 and  333-92865,  and the company's  previously filed Registration Statements on Form S-3 File Nos. 33-66112 and 333-94091.



                                                 (ARTHUR ANDERSEN LLP)
                                                  ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma,
    March 28, 2001